EXHIBIT 11

                DDL ELECTRONICS, INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)

                                                Three Months Ended
                                                   December 31,
                                             ------------------------
                                              1996              1995
                                             ------            ------
    PRIMARY EARNINGS PER SHARE:

Net loss                                 $  (531,000)      $  (348,000)
                                          ==========        ==========
Weighted average number of
common shares outstanding                 23,048,233        16,485,249

Assumed exercise of options and warrants
 net of shares assumed reacquired              -                 -
                                          ----------        ----------
Average common shares and common
 share equivalents                        23,048,233        16,485,249
                                          ==========        ==========

Earnings (loss) per share                     $(0.02)           $(0.02)
                                                ====              ====


    FULLY DILUTED EARNINGS PER SHARE:

Net loss                                 $  (531,000)      $  (348,000)
Add back net interest related to
 convertible subordinated debentures          34,000            34,000
                                          ----------        ----------
Net loss for fully
 diluted computation                     $  (497,000)      $  (314,000)
                                          ==========        ==========
Weighted average number of common
shares outstanding                        23,048,233        16,485,249

Assumed exercise of options and warrants
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                    224,219           815,175

Assumed conversion of convertible
subordinated debentures                      310,206           663,992
                                          ----------        ----------
Average fully diluted shares              23,582,658        17,964,416
                                          ==========        ==========

Loss per share                                $(0.02)           $(0.02)
                                                ====              ====
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                                                             EXHIBIT 11

                DDL ELECTRONICS, INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)

                                                 Six Months Ended
                                                   December 31,
                                             ------------------------
                                              1996              1995
                                             ------            ------
    PRIMARY EARNINGS PER SHARE:

Net income (loss)                        $(1,256,000)      $   736,000
                                          ==========        ==========
Weighted average number of
common shares outstanding                 23,032,845        16,341,517

Assumed exercise of options and warrants
 net of shares assumed reacquired              -               643,849
                                          ----------        ----------
Average common shares and common
 share equivalents                        23,032,845        16,985,366
                                          ==========        ==========

Earnings (loss) per share                     $(0.05)           $ 0.04
                                                ====              ====


    FULLY DILUTED EARNINGS PER SHARE:

Net income (loss)                        $(1,256,000)      $   736,000
Add back net interest related to
 convertible subordinated debentures          67,000            67,000
                                          ----------        ----------
Net income (loss) for
 fully diluted computation               $(1,189,000)      $   803,000
                                          ==========        ==========
Weighted average number of common
shares outstanding                        23,032,845        16,341,517

Assumed exercise of options and warrants
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                    266,890           704,683

Assumed conversion of convertible
subordinated debentures                      310,206           673,135
                                          ----------        ----------
Average fully diluted shares              23,609,941        17,719,335
                                          ==========        ==========

Earnings (loss) per share                     $(0.05)           $ 0.05 (a)
                                                ====              ====



  (a) Fully diluted earnings per share is anti-dilutive for fiscal 1996.